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                                                                    EXHIBIT 99.2



[ELTRAX LOGO]
NEWS RELEASE
FOR IMMEDIATE RELEASE, DATE

MEDIA CONTACT:                               INVESTOR RELATIONS CONTACT:
Pam Sanders                                  Jennifer Pepper
Director of Marketing                        Director of Investor Relations
Eltrax Systems, Inc.                         Eltrax Systems, Inc.
678.589.3565                                 678.589.3579
pam.sanders@eltrax.com                       jennifer.pepper@eltrax.com


                        ELTRAX RAISES ADDITIONAL CAPITAL
               CEREUS AND ELTRAX REVISE TERMS OF MERGER AGREEMENT
          CEREUS CEO,CFO AND COO APPOINTED TO SAME POSITIONS AT ELTRAX
         ELTRAX SIGNS LETTER OF INTENT TO SELL PART OF HOSPITALITY GROUP

ATLANTA, GA. July 27, 2000 - Eltrax Systems, Inc. (Nasdaq NMS: ELTX), a full service applications service provider (ASP), announced that it has closed a sale of $7 million of 5% convertible senior subordinated notes to an institutional investor. The notes are due July 27, 2001 and carry warrants to purchase 364,584 shares of common stock at an exercise price of $5.03. The notes are convertible into the company's common stock at a price of $4.80 per share. The conversion price is subject to adjustment upon the occurrence of certain events. The notes also have certain put and call features.

The investor has made a commitment to fund up to $7 million in gross proceeds. Four million dollars was funded at today's closing. An additional $1 million will be funded immediately upon Eltrax's execution of a definitive agreement to sell all or part of its hospitality services group for proceeds of at least $8 million. As described below, the company expects to satisfy this condition in August. The remaining $2 million will be funded upon the closing of the merger with Cereus Technology Partners, Inc. (OTC: CEUS). The proceeds from the offering will be used for general corporate purposes.


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The notes and warrants have not been registered under the Securities Act of 1933 and may not be offered or sold absent an effective registration statement or an exemption from the registration requirements of the Securities Act. Eltrax will file a registration statement with the Securities and Exchange Commission within 30 days to register for resale the shares of common stock into which the notes are warrants convertible.

ELECTION OF CHIEF EXECUTIVE OFFICER
The company announced that Steve Odom has been elected as the chief executive officer of Eltrax, effective September 1st. Odom is currently the chief executive officer of Cereus Technology Partners, Inc., and he will serve in both chief executive positions until the completion of the merger between Eltrax and Cereus. William P. O'Reilly, who had taken over the Eltrax CEO position in April, will continue to act as chairman of the Eltrax Board of Directors.

ELECTION OF CHIEF FINANCIAL OFFICER
The company announced that Juliet Reising has been elected as the chief financial officer of Eltrax, effective September 1st. Reising is currently the chief financial officer of Cereus Technology Partners, and she will serve in both chief financial positions until the completion of the merger between Eltrax and Cereus.

ELECTION OF CHIEF OPERATING OFFICER
The company announced that Jim Logsdon has been elected as the chief operating officer of Eltrax, effective September 1st. Logsdon is currently the chief operating officer of Cereus Technology Partners and he will serve in both chief operating positions until the completion of the merger between Eltrax and Cereus.

UPDATE ON MERGER WITH CEREUS TECHNOLOGY PARTNERS
In addition to the election of Odom, Reising and Logsdon to their new Eltrax executive positions, the company announced the following events related to its merger agreement with Cereus Technology Partners:

         - Cereus has agreed to increase its financing commitment to Eltrax, prior to the closing of the merger, from $5 million to $10 million, subject to Eltrax's bank agreeing to certain modifications to Eltrax's loan agreement.


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         - Both Cereus and Eltrax have agreed to remove all of the financing contingencies in the Merger Agreement.
         - With these agreements in place, the Eltrax board of directors and the Cereus board of directors have approved a fixed exchange ratio of 1.75 shares of Eltrax for each share of Cereus. Previously, the exchange ratio was 1.67 and was subject to adjustment for the sale of certain assets of Eltrax's hospitality business.

Eltrax expects to file a Form S-4 with the Securities and Exchange Commission by early next week registering the shares to be offered in the merger with Cereus.

On June 13, 2000, Eltrax announced its intent to merge with Cereus. Please see related press release dated June 13, 2000.

LETTER OF INTENT
Eltrax has signed a Letter of Intent to sell its domestic lodging systems business and its international operations. The lodging business and international operations are components of the Eltrax hospitality group. The transaction will be structured as a sale of assets and assumption of liabilities. The completion of the transaction is subject to definitive agreements, the completion of normal due diligence reviews, and other standard requirements, all of which are well underway.

Steve Odom, chief executive officer of Cereus and Eltrax's soon to be chief executive officer, commented, "As advisors to the Eltrax management team, we have accomplished a lot in the last 30 days. We are building a solid foundation for a high-growth, profitable, full service solutions company. We have significantly reduced the overhead and raised additional capital for Eltrax. Jim Logsdon has done an exceptional job with the planned integration of the two companies and already we have closed joint effort deals and are working on additional joint opportunities. Juliet Reising has been instrumental in all aspects of the financial restructuring of Eltrax. Jim, Juliet and I are very excited that the Eltrax board has appointed us as the new senior management team of Eltrax, and we look forward to taking on the leadership roles on September 1st." Odom continued, "Speaking from both an Eltrax and Cereus perspective, we are energized about the prospects of the combined companies' customers, employees and technology solutions markets we jointly serve."


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William P. O'Reilly, chairman of Eltrax, added, "The appointments of Steve,
Juliet, and Jim to executive positions within Eltrax and the agreement of both companies to lift certain financial restrictions of the merger, demonstrates the mutual commitment of Eltrax and Cereus to moving forward successfully as a combined company." O'Reilly continued, "The progress we have made over the last several weeks with the merger, financing activities, and the disposition of hospitality assets shows that we are willing to take the necessary steps to position us as a leading full service provider of technology solutions."



FORWARD-LOOKING STATEMENTS

Certain statements contained in this release that are not statements of historical facts are "forward-looking statements" within the meaning of the Private Securities Litigation Reform Act of 1995. The words "believe," "expect," "anticipate," "intend," "will" and similar expressions are examples of words that identify forward-looking statements. Forward-looking statements include, without limitation, statements regarding our future financial position, business strategy and expected cost savings. These forward-looking statements are based on our current beliefs, as well as assumptions we have made based upon information currently available to us.
Each forward-looking statement reflects our current view of future events and is subject to risks, uncertainties and other factors that could cause actual results to differ materially from any results expressed or implied by our forward-looking statements. Such factors include: our ability to dispose of the hospitality services group; consummation of the merger with Cereus; and our ability to successfully access the capital we need to operate our business and fund its growth, and other factors set forth in our Form 10-K and other documents we file with the Securities and Exchange Commission. All subsequent forward-looking statements relating to the matters described in this release attributable to us or to persons acting on our behalf are expressly qualified in their entirety by such factors. We have no obligation to publicly update or revise these forward-looking statements to reflect new information, future events, or otherwise, except as required by applicable federal securities laws, and we caution you not to place undue reliance on these forward-looking statements.


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ABOUT ELTRAX SYSTEMS

Eltrax Systems is a full service application services provider (ASP) that plans, builds and runs the technology that high-growth businesses need to take care of their internal and external customers. Eltrax offers a front and back office suite of native web applications including, a CRM solution (customer relationship management), iMessaging(TM), (email and collaboration), HRe-source(TM) (human resource) and NetWATCH OnLINE(TM) (remote monitoring and network management). As a full service ASP, Eltrax delivers end-to-end customer solutions, including custom and packaged applications, software integration services, IT consulting, hosting and customer care. Eltrax is headquartered in Atlanta, Georgia, and is continually expanding its portfolio of services to new offices, business partners and agents worldwide. For more information visit the Eltrax Web site at http://www.eltrax.com or contact Pam Sanders at 678-589-3565 or pam.sanders@eltrax.com.